EXHIBIT 5.1

GENERAL DYNAMICS CORPORATION
3190 Fairview Park Drive
Falls Church, Virginia 22042-4523

December 4, 2002

General Dynamics Corporation
3190 Fairview Park Drive
Falls Church, Virginia 22042-4523

Dear Ladies and Gentlemen:

     I am General Counsel of General Dynamics Corporation, a Delaware corporation (the “Company”). I am familiar with the Registration Statement on Form S-8 (the “Registration Statement”) being filed under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof to register 300,000 shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”) which may be issued from time to time by the Company pursuant to the General Dynamics United Kingdom Share Save Plan (the “Plan”).

     I, or attorneys under my supervision, have examined originals or copies, certified or otherwise identified to my satisfaction, of each of (i) the Registration Statement, (ii) the Plan, (iii) the Amended and Restated Certificate of Incorporation of the Company, as amended to date, (iv) the Restated By-Laws of the Company, as amended to date, (v) resolutions of the Board of Directors relating to the Plan, and (vi) such other documents as I have deemed necessary or appropriate for the purpose of rendering this opinion.

     Based on the foregoing, I am of the opinion that, when the Registration Statement, including any amendments thereto, becomes effective under the Securities Act, the Common Stock reserved for issuance pursuant to the Plan as of the date hereof (prior to any adjustment for subsequent events pursuant to the Plan) shall have been duly authorized and, when so issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

     I am admitted to the bar in the State of Illinois, and I do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware and the laws of the United States of America to the extent referred to specifically herein.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission (the “Commission”) as Exhibit 5.1 to the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ David A. Savner David A. Savner